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                                                                    EXHIBIT 10.1



                               H.M. LAND REGISTRY
                       LAND REGISTRATION ACTS 1925 TO 1971

        LEASE OF UNITS AT WOODCOCK INDUSTRIAL ESTATE WARMINSTER WILTSHIRE



County/District:                            WILTSHIRE/WEST WILTSHIRE

Title Number:                               WT67966

Property:                                   UNITS 3 AND 4 (KNOWN AS 55 AND 57)
                                            WOODCOCK TRADING ESTATE WARMINSTER

Date:                                       7th December 2000

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1.   PARTICULARS


          1.1.1. The Landlord:      DAVID ROBERT PEATY and ALVIN ROBERT SMITH
                                    trading as PEATY & SMITH BUILDERS of 51
                                    Woodcock Trading Estate Warminster
                                    Wiltshire.

          1.1.2. The Tenant:        METAL PRODUCTS (WESTBURY) LIMITED of
                                    Drinkwater Yard New Road Trowbridge
                                    Wiltshire BA14 8VG and WARMINSTER SYSTEMS
                                    LIMITED of 34 Dursley Road Heywood Westbury
                                    Wiltshire.

          1.1.3. The Guarantor:     ROBERT RADFORD of 34 Dursley Road Heywood
                                    Westbury Wiltshire and THOMAS LAM of 117 the
                                    Butts Frome-Somerset BA11 4AQ.

     1.2. The Estate:               ALL THAT land and buildings known as Units
                                    1, 2, 3 and 4 situated on the Woodcock
                                    Trading Estate Warminster Wiltshire and
                                    shown for the purpose of identification only edged yellow on the plan attached hereto.

     1.3. The Premises:             ALL THAT the premises situate and forming
                                    part of the Estate of the Landlord situated on the Woodcock Industrial Estate Warminster
                                    Wiltshire

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                                    and known as Units 3 and 4 which are known
                                    as numbers 55 and 57 Woodcock Trading
                                    Estates for the purpose of identification only delineated and edged red on the plan annexed hereto.

     1.4. Contractual Term:         Three years from the 1st day of December
                                    2000 and ending on 30th November 2003.

     1.5. Rent Commencement Date:   The 1st day of December 2000.

     1.6. Initial Rent:             (pound)12,000.00 per annum.

     1.7. Review Dates:             1st December 2003 and every third
                                    anniversary thereafter of the Term as
                                    hereinafter defined and "Review Date" means any one of the Review Dates.

     1.8. Interest Rate:            5% per annum above the base lending rate of
                                    Lloyds Bank Plc or such other bank being a member of the Committee of the London
                                    Clearing Bankers as the Landlord may from time to time nominate.

     1.9. Permitted User:           Such use that falls within the Schedule to
                                    the Town and Country Planning (Use Classes)
                                    Order 1972 as shall be permitted and
                                    designated by permission from the Local
                                    Planning Authority in addition to which the Landlord shall from time tot time approve such approval not to be unreasonably withheld. The present permitted use approved by the Landlord at the date hereof is for electronics and metal fabrication.

     1.10. Exterior Decorating:     Every 3 years from the commencement of the
                                    Lease.


     1.11. Interior Decorating:     Every 5 years from the commencement of the
                                    Lease.

2.       DEFINITIONS

         2.1. For all purposes of this Lease the terms defined in clauses 1 and 2 have the meanings specified.

         2.2. "Adjoining Property" means any neighboring or adjoining land in which the Landlord has a freehold or leasehold interest or in which the term Landlord shall have acquired a freehold or a leasehold interest.


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         2.3.     "Building" means the building or buildings now or at any time during the term erected or the whole or part of the Premises.

         2.4. "The Industrial Covenants" means the covenants set out in the Fourth Schedule.

         2.5. "The Insurance Rent" means the proportion reasonably attributable to the Premises of the sums which the Landlord shall pay by way of premium (such proportion to be determined from time to time by the Surveyor acting as an expert and not an arbitrator).

                  2.5.1.   For insuring the Estate.

                  2.5.2. For insuring in accordance with the Landlords' insurance covenants contained in this Lease.

         2.6. "Insured Risks" means fire, lightning, explosion, aircraft (including articles dropped from aircraft), riot, civil commotion, malicious persons, earthquakes, storm, tempest, flood, bursting and overflowing of water pipes, tanks and other apparatus and impact by road vehicles and such other risks as the Landlord from time to time in their absolute discretion may think fit to insure against.

         2.7. "Interest" means interest during the period from the date on which the payment is due to the date of payment both before and after any judgment at the interest rate then prevailing or should the base rate referred to in clause 1.8 cease to exist such other rate of interest as is most closely comparable with the interest rate to be agreed between the parties or in default of agreement to be determined by the Surveyor acting as an expert and not as an arbitrator.

         2.8. "The 1954 Act" means the Landlord and Tenant Act 1954 and all statutes regulations and orders included by virtue of clause 3.14.

         2.9. "Other Buildings" means any building or buildings now or at any time during the Term erected on the whole or any part of the Adjoining Party.

         2.10. "Pipes" means all pipes, sewers, drains, mains, ducts, conduits, gutters, watercourses, wires, cables, channels, flues and all other conducting media and includes any fixings, louvres, cowles and any other ancillary apparatus which are in, on or under or which serve the Premises.

         2.11.    "The Plan" means the plan annexed to this Lease.

         2.12. "The Planning Acts" means the Town and Country Planning Act 1971 and shall statutes, regulations and orders included by virtue of clause 3.14.

         2.13. "Rent" means the Initial Rent and Rent ascertained in accordance with the Third Schedule such term does not include the Insurance Rent but the term "Rents" includes both the Rent and the Insurance Rent.


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         2.14.    "Surveyor" means any person or firm appointed by the Landlord to perform any of the functions of the Surveyor under this Lease (including any employee of the Landlord and including also the person or firm appointed by the Landlord to collect the rents).

3.       INTERPRETATION

         3.1. The expressions "the Landlord" and "the Tenant" wherever the context so admits include the person for the time being entitled to the reversion immediately expectant on the determination of the Term and the Tenant's successors in title respectively and any reference to a superior landlord includes the Landlord's immediate reversioner (and any superior landlords) at any time.

         3.2. Where the Landlord, the Tenant or the Guarantor for the time being are two or more persons obligations expressed or implied to be made by or with such party are deemed to be made with such persons jointly and severally.

         3.3. Words importing one gender include all other genders and words importing the singular include the plural and vice versa.

         3.4. The expression "Guarantor" includes not only the persons referred to in clause 1.1.3 (if any) but any person who enters into covenants with the Landlord pursuant to clauses 5.9.5 or 5.23.

         3.5.     The expression "the Premises" includes:

                  3.5.1.   The Building;

                  3.5.2.   All additions and improvements to the Premises;

                  3.5.3. All the Landlord's fixtures and fittings and fixtures of every kind which shall from time to time be in or upon the Premises whether originally affixed or fastened to or upon the Premises or otherwise except any such fixtures installed by the Tenant that can be removed from the Premises without defacing the Premises without defacing the Premises;

                  3.5.4. All pipes in, on, under or over the Premises and that exclusively serve the Premises;

                  3.5.5. All walls forming the boundaries of the Premises but such expression includes no air space above the height of the top of the Building and reference to "the Premises" in the absence of any provision to the contrary includes any part of the Premises.

         3.6. The expression "the Term" includes the Contractual Term and any period of holding over or extension or continuance of the Contractual Term whether by statute or common law.


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         3.7.     References to "the last year of the Term" include the last year of the Term if the Term shall determine other than by effluxion of time and references to "the expiration of the Term" include such other determination of the Term.

         3.8. References to any right of the Landlord to have access to the Premises shall be construed as extending to any superior landlord and any mortgagee of the Premises and to all persons authorized by the Landlord and any superior landlord or mortgagee (including agents, professional advisors, contractors, workmen and others) where such superior lease or mortgage grants such rights of access to the superior landlord or mortgagee.

         3.9. Any covenant by the Tenant not to do any act or thing shall be deemed to include an obligation not to permit or suffer such act or thing to be done by any other person where the Tenant is aware that such act or thing is being done.

         3.10. Any provisions in this Lease referring to the consent or approval of the Landlord shall be construed as also requiring the consent or approval of any mortgagee of the Premises and any superior landlord where such consent shall be required but nothing in this Lease shall be construed as implying that any obligation is imposed upon any mortgagee or any superior landlord not unreasonably to refuse such consent or approval.

         3.11. References to "consent of the Landlord" or words to similar effect mean a consent in writing signed by or on behalf of the Landlord and to "approved" and "authorized" or words to a similar effect mean (as the case may be) approved or authorized in writing by or on behalf of the Landlord (such consent or approval not to be unreasonably withheld).

         3.12. The terms "the Parties" or "Party" mean the Landlord and/or the Tenant but except where there is an express indication to the contrary exclude the Guarantor.

         3.13. "Development" has the meaning given by the Town and Country Planning Act 1971, Section 22.

         3.14. Any reference to a specific statute include any statutory extension or modification amendment or reenactment of such statute and any regulations or orders made under such statute and any general reference to "statute" or "statutes" includes any regulations or orders made under such statute or statutes.

         3.15. References in this Lease to any clause, sub-clause or schedule without further designation shall be construed as a reference to the clause, sub-clause or schedule to this Lease so numbered.

         3.16. The clause, paragraph and schedule headings do not form part of this Lease and shall not be taken into account in its construction or interpretation.



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4.       DEMISE

         The Landlord demises to the Tenant the Premises together with the rights specified in the First Schedule but EXCEPTING AND RESERVING to the Landlord the rights specified in the Second Schedule TO HOLD the Premises to the Tenant for the Contractual Term SUBJECT to all rights, easements, privileges, restrictions, covenants and stipulations of whatever nature affecting the Premises including any matter contained or referred to in the Fifth Schedule yielding and paying to the
         Landlord:

         4.1. the Rent payable without any deduction save as required by law by equal quarterly payments in advance on the usual quarter days in every year and proportionately for any period of less than a year the first such payment being a proportionate sum in respect of the period from and including the Rent Commencement Date to and including the day before the quarter day next after the Rent Commencement Date to be paid on the date of this Lease; and

         4.2. by way of further rent the Insurance Rent payable on demand in accordance with clause 7.

5.       THE TENANT'S COVENANTS

         The Tenant covenants with the Landlord:

         5.1.     RENT

                  5.1.1. to pay the rents on the days and in the manner set out in this Lease and not to exercise or seek to exercise any right or claim to withhold rent or any right or claim to legal or equitable set-off;

                  5.1.2. if so required in writing by the Landlord to make such payments by banker's order or credit transfer to any bank and account in the United Kingdom that the Landlord may from time to time nominate.

         5.2.     OUTGOINGS AND VAT

                  To pay and to indemnify the Landlord against:

                  5.2.1. all rates, taxes, assessments, duties, charges, impositions and outgoings which are now or during the Term shall be charged, assessed or imposed upon the Premises exclusively or upon the owner or occupier of them;

                  5.2.2. the proportion reasonably attributable to the Premises (to be determined from time to time by the Surveyor acting as an expert and not as an arbitrator) of all rates, taxes, assessments, duties, charges, impositions and outgoings which are now or during the Term shall be charged, assessed or imposed upon the Premises and any other property (including the Adjoining Property) or upon the owner or occupier of them; and


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                  5.2.3.   VAT (or any tax of a similar nature that may be
                           substituted for it or levied in addition to it) chargeable in respect of any payment made by the Tenant under any of the terms or in connection with this Lease or in respect of any payment made by the Landlord where the Tenant agrees to this Lease to reimburse the Landlord for such payment.

         5.3.     ELECTRICITY, GAS AND OTHER SERVICES CONSUMED

                  To pay to the suppliers and to indemnify the Landlord against all charges for electricity and if at such time in the future gas is connected and any other services consumed or used at or in relation to the Premises (including meter rents).

         5.4.     REPAIR CLEANING DECORATION, ETC.

                  5.4.1. To maintain repair and keep in good order and condition the roof, foundations, gutters, pipes and all parts of the structure of the Building and the premises and keep them in repair excepting damage caused by an Insured Risk other than where the insurance money is irrevocable in consequence of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant's authority and under the Tenant's control.

                           Provided that in the case both of this clause 5.4.1 and 5.4.2 the Lessee shall not be required to make good the defects identified on the Schedule of Condition annexed hereto.

                  5.4.2. To replace from time to time the Landlord's fixtures and fittings in the Premises which may be or become beyond repair at any time during or at the expiration of the Term excepting damage identified on the Schedule of Conditions annexed to this Lease.

                  5.4.3. To clean the Premises and to keep them in a clean condition.

                  5.4.4. Not to bring, keep, store, stack or lay out upon the area colored blue and marked "Parking and Turning Area" on the Plan any materials, equipment, plant, bins, crates, cartons, boxes or any receptacle for waste or any other item which is or might become untidy, unclean, unsightly or in any way detrimental to the Adjoining Property or the area generally.

                  5.4.5. Not to deposit or permit to be deposited any waste, rubbish or refuse on the area colored blue on the Plan.

                  5.4.6. Apart from the Tenant's right to park cars and vans on the parking bays allocated under paragraph 2 of the First Schedule herein not to permit their servants, agents or visitors to park any vehicle on the area colored blue on the Plan and in the event that the parking of vehicles on any of the bays allocated causes obstruction to the Landlord or any other Tenant of the


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                           Adjoining Property or his servants, agents or
                           visitors in gaining access to or egress from the Estate on request to remove the obstructing vehicle in order to give the Landlord or its tenants of the Adjoining Property access to and egress from the Estate.

                  5.4.7. Not to cause the Adjoining Property or any of the area colored blue on the Plan or the roads colored brown on the Plan or pavements abutting the Estate or the Premises to be untidy or in a dirty condition and in particular but without prejudice to the generality of the above not to deposit on them refuse or other materials.

                  5.4.8. Not to permit or to use any vehicle whose wheel or track will tear, injure or damage the road colored brown on the Plan or the Parking and Turning Area colored blue on the Plan.

                  5.4.9. As often as may in the reasonable opinion of the Surveyor be necessary in order to maintain a good and tenantable standard of decorative finish and attractiveness to preserve the Building and in the last year of the Term to redecorate the exterior and the interior of the Building or in each of the exterior decorating years and in the last year of the Term to redecorate the exterior of the Building and in each of the interior decorating years and in the last year of the Term to redecorate the interior of the Building in both instances in a good and workmanlike manner and with appropriate materials of good quality to the reasonable satisfaction of the Surveyor any change in the tints, colors and patterns of such decoration is to be approved by the Landlord provided that the covenants relating to the last year of the Term shall not apply where the Tenant shall have performed the obligation in question less than eighteen months prior to the expiry of the Term.

                  5.4.10. Where the use of pipes boundary structures or other things is common to the Premises and any adjoining or neighboring premises (other than the Adjoining Property) to be responsible for and to indemnify the Landlord against all sums due from and to undertake all work that is the responsibility of the owner, lessee or occupier of the Premises in relation to those pipes or other things.

                  5.4.11. Only to use the fire doors situated at the rear of the Premises as emergency escape routes from the Premises necessitated by fire or other disaster.

         5.5.     WASTE AND ALIENATIONS

                  5.5.1.   Not to:

                           5.5.1.1. commit any waste;

                           5.5.1.2. make any addition to the Premises;



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                           5.5.1.3. unit the Premises with any adjoining
                                    premises;

                           5.5.1.4. make any alterations to the Premises save as
                                    permitted by the following provisions of this clause.

                  5.5.2. Not to make internal non-structural alterations to the Building without:

                           5.5.2.1. obtaining and complying with all necessary
                                    consents of any competent authority and
                                    paying all charges of any such authority in respect of such consents;

                           5.5.2.2. making an application supported by drawings
                                    and where appropriate a specification in duplicate prepared by an architect or member of some other appropriate profession who shall supervise the work throughout to completion;

                           5.5.2.3. paying the fees of the Landlord and any
                                    superior landlord, any mortgagee and their respective professional advisors; and

                           5.5.2.4. entering into such covenants as the Landlord
                                    may reasonably require as to the execution and reinstatement of the alterations and in the case of any works of a substantial nature the Landlord may prior to the commencement of such works the provision by the Tenant of adequate security in the form of a deposit of money or the provision of a bond as assurance to the Landlord that any works which may from time to time be permitted by the Landlord shall be fully completed.

                  5.5.3. Subject to the provisions of clause 5.5:2 not to make any internal non-structural alterations to the Building without the consent of the Landlord such consent not to be unreasonably withheld.

                  5.5.4. To remove any additional buildings additions, alteration or improvements made to the Premises during the Term at the expiration of the Term if so requested by the Landlord and to make good any part or parts of the Premises which may be damaged by such removal.

                  5.5.5. Not to make any connection with the pipes that serve the Premises otherwise than in accordance with plans and specifications approved by the Landlord subject to consent to make such connection having previously been obtained from the competent statutory authority or undertaker.


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         5.6.     AERIALS, SIGNS AND ADVERTISEMENTS

                  5.6.1. Not to erect any pole mast or wire (whether in connection with telegraphic telephonic radio or television communication or otherwise upon the Premises without first of all obtaining the consent of the Landlord

                  5.6.2. Not to affix or exhibit on the outside of the Building or to or through any window of the Building nor display anywhere on the Premises any placard sign notice facia board or advertisement except any sign permitted by virtue of any consent given by the Landlord pursuant to a covenant contained in this Lease.

         5.7.     STATUTORY OBLIGATIONS

                  5.7.1. At the Tenant's own expense to execute all works and provide and maintain all arrangements upon or in respect of the Premises or the use to which the Premises are being put that are required in order to comply with the requirements of any statute already or in the future to be passed or any government department local authority other public or competent authority or court of competent jurisdiction regardless of whether such requirements are imposed on the lessor the lessee or the occupier.

                  5.7.2. Not to do in or near the Premises any act or thing by reason of which the Landlord may under any statute incur, have imposed upon or become liable to pay any penalty damages compensation cost charges or expenses provided that this obligation shall not extend to any act or thing which has or which may have the effect of increasing the liability to taxation of the Landlord Provided Always that in the event of the Landlord approving a change of use that would disallow the Landlord from obtaining Industrial Buildings Taxation Relief then if called upon to do so the Tenant will indemnify the Landlord against any such loss.

                  5.7.3. Without prejudice to the generality of the above to comply in all respects with the provisions of any statutes and any other obligations imposed by law or by any bylaws applicable to the Premises or in regard to carrying on the trade or business for the time being carried on the Premises.

         5.8.     ACCESS OF LANDLORD AND NOTICE TO REPAIR

                  5.8.1.   To permit the Landlord:

                           5.8.1.1. To enter upon the Premises for the purpose
                                    of ascertaining that the covenants and
                                    conditions of this Lease have been observed and performed


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                           5.8.1.2. and to view (and to open up floors and other
                                    parts of the Premises where such opening-up is required in order to view) the state of repair and condition of the Premises, and

                           5.8.1.3. to give to the Tenants (or leave upon the
                                    Premises) a notice specifying any repairs cleaning maintenance or painting that the Tenant has failed to execute in breach of the Lease and to request the Tenant immediately to execute the same including the making good of such opening-up (if any) provided that any such opening-up shall be made good by and at the cost of the Landlord where such opening-up reveals no breaches of the terms of the Lease.

                  5.8.2. Expeditiously to repair, cleanse, maintain and paint the Premises as required by such notice.

                  5.8.3. If within one month of the service of such a notice the Tenant shall not have commenced and be proceeding diligently with the execution of the work referred to in the notice or shall fail to complete the work within a reasonable period or if in the Landlord's Surveyor's opinion the Tenant is unlikely to have completed the work within such period to permit the Landlord to enter the Premises to execute such work as may be necessary to comply with the notice and pay to the Landlord the cost of so doing and all expenses incurred by the Landlord including legal costs and surveyor's fees within fourteen days of a written demand.

         5.9.     ALIENATION

                  5.9.1. Not to hold on trust for another or (save pursuant to a transaction permitted by and effected in accordance with the provisions of this Lease) part with the possession of the whole or any part of the Premises or permit another to occupy the whole or any part of the Premises.

                  5.9.2. Not to assign, underlet or mortgage or charge part only of the Premises.

                  5.9.3. Not to assign or underlet the whole of the Premises provided that if the Tenant shall desire to assign the whole of the Premises and shall have satisfied and complied with the conditions set out in this Clause (the "Conditions") then the Tenant may assign the Premises as a whole with the prior license in writing of the Landlord (the "License") (which shall not be unreasonably withheld or delayed)

                  5.9.4. Not to permit a proposed assignee in to possession of the Premises until the completion of the License.

                  5.9.5.   The Conditions are as follows:


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                           (a)      Authorized Guarantee Agreement.

                                    On an assignment the Tenant shall joint in the License to enter into an Authorized Guarantee Agreement in the terms set out in the Sixth Schedule to this Lease.

                           (b)      Guarantors for Limited Company

                                    On an assignment to a limited company if the Landlord shall so required to procure that at least two Directors or some other guarantors of a financial standing reasonably acceptable to the Landlord shall jointly and severally covenant with the Landlord in the License in the form set out in clause 6 of this Lease (mutatis mutandis) or in such other form as the Landlord shall reasonably require.

                           (c)      Minimum Profit.

                                    The Landlord is not obliged to consent to an assignment to a limited company unless its last three audited annual accounts show a profit before taxation of at least three times the rents payable under this Lease at the time of application for the License.

                           (d)      Acceptable Guarantor.

                                    The Landlord may require as a condition of granting consent to assign that the proposed assignee furnish the Landlord with a guarantee of payment of rent reserved and performance of all the covenants on the part of the Tenant in this Lease from a guarantor of a financial standing acceptable to the Landlord (acting reasonably) to be held in accordance with the provisions of the License.

                           (e)      Undesirable Use

                                    (i)      The Landlord is not obligated to
                                             consent to an assignment of this
                                             Lease to a person who intends to
                                             use the Premises for a trade or
                                             business which in the reasonable
                                             opinion of the Landlord's Surveyor
                                             is undesirable or inappropriate to
                                             be carried on in the Premises.

                                    (ii)     In the event of consent to an
                                             assignment being refused because of
                                             the opinion of the Landlord's
                                             Surveyor the Tenant may have that
                                             opinion reviewed by an independent
                                             surveyor appointed by the President
                                             of the Royal Institution of
                                             Chartered Surveyors whose
                                             determination as to the
                                             desirability of the assignee or
                                             appropriatene of the proposed
                                             use of the Premises will be
                                             substituted for the Surveyor's
                                             opinion and will be conclusive and
                                             who may make an award as to costs
                                             in respect of reference to him

                           (f)      Arrears of Rent.

                                    The Landlord is entitled to withhold consent to an assignment until such time as all arrears of rent or other payments under clause 2 of this Lease have been paid (with interest and costs).

                           (g)      Outstanding Breaches of Conduct.

                                    The Landlord is entitled to withhold consent to an assignment until such time as all material outstanding breaches of any Tenant's covenants under this Lease have been rectified to the Landlord's reasonable satisfaction (and all costs paid).

                           (h)      Authorized Guarantee Agreement by Assignee.

                                    That in the License the assignee shall
                                    covenant with the Landlord to enter into an Authorized Guarantee Agreement on assignment of this Lease to his immediate assignee and to require his immediate assignee to enter into a similar covenant in the terms set out in the Sixth Schedule to this Lease.

         5.10.    NOTICE OF DEALING AND RENT REVIEW.

                  5.10.1. Within one month after any permitted assignment mortgage charge transfer disposition or devolution of the Premises to give notice in duplicate to the Landlord's Solicitors and to produce to them a certified copy of the instrument or instruments (including any relevant probate letters of administration or assent) and to pay their reasonable fees for the registration of each transaction.

         5.11.    LANDLORD'S COSTS.

                  5.11.1. To pay to the Landlord on a full indemnity basis all costs, fees, charges, disbursements and expenses (including those payable to Counsel, Solicitors, Surveyors, Managing Agents and Bailiffs) reasonably incurred by the Landlord and also a reasonable charge in respect of work or functions carried out by the Landlord or its agents and employees in connection with:

                           (a) every application made by the Tenant for a consent or license required or made necessary by the provisions of this Lease whether granted, refused or offered subject to any lawful qualification or condition or whether the application be withdrawn but not if such consent is unreasonably withheld or delayed;

                           (b) the consideration, preparation and service of a notice under Section 146 of The 1926 Act or incurred in or in contemplation of proceedings under Section 146 or 147 of that Act notwithstanding that in any such case forfeiture is avoided otherwise than by relief granted by the Court;

                           (c) the recovery or attempted recovery of arrears of rent and other sums due from the Tenant;

                           (d) any steps taken in contemplation of or in connection with the preparation and service of a Notice of Repair or Schedule of Dilapidations or any other proper notice or claim relating to any breach of the Tenant's covenants in this Lease or within three months after the expiration or sooner determination of the Term;

                           (e) the management, administration, inspection and supervision of the Premises;

                           (f) the consideration, preparation and service of all notices under Section 17 of the 1995 Act and all work ancillary to those notices.

                  5.11.2. To pay the Landlord's reasonable legal costs and disbursements in connection with the grant of this Lease and any renewal thereof.

                  5.11.3. Within twenty-eight days of any assignment, charge or any transmission or devolution relating to the Premises for registration with the Landlord's Solicitors such deed or document or a certified copy of it and to pay to the Landlord's Solicitors charges of (pound)20 for registration of every such document.

         5.12.    NUISANCE, ETC. AND RESIDENTIAL RESTRICTIONS

                  5.12.1. Not to do nor allow to remain upon the Premises anything which may be or become or cause a nuisance, annoyance, disturbance, inconvenience, injury or damage to the Landlord or tenants or the owners or occupiers of the Adjoining Property or any other neighboring premises.

                  5.12.2. Not to use the Premises for a sale by auction or for any dangerous, noxious, noisy or offensive trade, business, manufacture or occupation nor for any illegal or immoral act or purpose.

                  5.12.3. Not to use the Premises as sleeping accommodation or for residential purposes nor keep any animal, fish, reptile or bird anywhere on the Premises.

                  5.12.4. Not to use the Premises for the repair or sale or hire of motor vehicles of any sort or for the purpose of retail or factoring of motor parts or spares in respect of any trade, business or manufacture associated with the motor trade.

         5.13.    THE PLANNING ACTS

                  5.13.1. Not to commit any breach of planning control (such term to be construed as it is used in the Planning
                           Acts) and to comply with the provisions and requirements of the Planning Acts that affect the Premises whether as to the Permitted User or otherwise and to indemnify (both during or following the expiration of the term) and keep the Landlord indemnified against all liability whatsoever including costs and expenses in respect of any contravention.

                  5.13.2. At the expense of the Tenant to obtain all planning permissions and to serve all such notices as may be required for the carrying out of any operations or user on the Premises which may constitute Development provided that no application for planning permission shall be made without the previous consent of the Landlord in any case where the application for and implementation of such planning permission will create or give rise to any tax or any other fiscal liability for the Landlord unless the Tenant indemnifies the Landlord against such liability.

                  5.13.3. Subject only to any statutory direction to the contrary to pay and satisfy any charge or levy that may subsequently be imposed under the Planning Acts in respect of the carrying out or maintenance of any such operations or the commencement or continuance of any such user.

                  5.13.4. Notwithstanding any consent which may be granted by the Landlord under this Lease not to carry out or make any alteration or addition to the Premises or the Adjoining Property or any change of use until:

                           5.13.4.1. all necessary notices under the Planning
                                     Acts have been served and copies produced to the Landlord;

                           5.13.4.2. all necessary permissions under the
                                     Planning Acts have been obtained and
                                     produced to the Landlord; and

                           5.13.4.3. the Landlord has acknowledged that every
                                     necessary planning permission is acceptable to the Landlord, the Landlord being entitled to refuse to acknowledge acceptance of a planning permission on the grounds that any conditions contained in it or anything omitted from it or the period referred to in it would be prejudicial or be likely to be prejudicial to the Landlord's interest in the Premises or the adjoining property of any other whether during or following the expiration of the Term.

                  5.13.5. Unless the Landlord shall otherwise direct to carry out and complete before the expiration of the Term:

                           5.13.5.1. any works stipulated to be carried out to
                                     the Premises by a date subsequent to such expiration as a condition of any planning permission granted for any Development begun by or on behalf of the Lessees before the expiration of the Term; and

                           5.13.5.2. any Development begun upon the Premises by
                                     or behalf of the Lessees in respect of
                                     which the Landlord shall or may be or
                                     become liable for any charge or levy under the Planning Acts.

                  5.13.6. In any case where a planning permission is granted subject to conditions and if the Landlord so requires to provide security for the compliance with such conditions and not to implement the planning permission until security has been provided.

         5.14.    PLANS, DOCUMENTS AND INFORMATION

                  5.14.1. If reasonably called upon to do so to produce to the Landlord or the Surveyor all plans, documents and other evidence as the Landlord may reasonably require in order to satisfy the Landlord that the provisions of this Lease have been complied with.

                  5.14.2. If reasonably called upon to do so to furnish to the Landlord, the Surveyor or any person acting as the third party determining the Rent in default of agreement between the Parties and of any provisions for rent review contained in this Lease such information as may be requested in writing in relation to any pending or intending step under the 1954 Act or the implementation of any provisions for rent review.

         5.15.    INDEMNITIES

                  To be responsible for and to keep the Landlord fully indemnified against all damages, losses, costs, expenses, actions, demands, proceedings, claims and liabilities made against or suffered or incurred by the Landlord arising directly out of:

                  5.15.1. any act, omission or negligence of the Tenant or any persons at the Premises expressly or impliedly with the Tenant's authority;

                  5.15.2. any breach or non-observance by the Tenant of the covenants, conditions or other provisions of this Lease or any of the matters to which this demise is subject save in so far as the Lessor is indemnified pursuant to the production of any policy of insurance which the Landlord has or ought to have effected in accordance with its covenant herein contained.

         5.16.    RELETTING BOARDS

                  To permit the Landlord at any time during the last six months of the Contractual Term and at any time thereafter ( or sooner if the rents or any part of them shall be in arrears and unpaid for longer than twenty-eight days) to enter upon the Premises though not so as to obstruct any door or window or sign lawfully placed thereon by the Lessee a notice for reletting the Premises and during such period to permit persons with the written authority of the Landlord or its Agents at reasonable times of the day to view the Premises.


         5.17.    ENCROACHMENTS

                  Not to stop up, darken or obstruct any windows or light belonging to the Building.

         5.18.    YIELD UP

                  At the expiration of the Term:

                  5.18.1. to yield up the Premises in repair and in accordance with the terms of this Lease;

                  5.18.2.  to give up all keys of the Premises to the Landlord;
                           and

                  5.18.3. to remove all signs erected by the Tenant in, upon or near the Premises and immediately to make good any damage caused by such removal.

         5.19.    INTEREST ON ARREARS

                  5.19.1. If the Tenant shall fail to pay the rents or any such sum due under this Lease within fourteen days of the date due whether formally demanded or not the Tenant shall pay to the Landlord Interest on the rents or other sum from the date when they were due to the date on which they are paid and such Interest shall be deemed to be rents due to the Landlord.

                  5.19.2. Nothing in the preceding clause shall entitle the Tenant to withhold or delay any payment of the rents or any other sum due under this Lease after the date on which they fall due or in any way prejudice, affect or derogate from the rights of the Landlord in relation to such non-payment including but without prejudice to the generality of the above under the provision for re-entry contained in this Lease.

         5.20.    SUMMARY NOTICES

                  To give full particulars to the Landlord of any notice, direction, order or proposal for the Premises made, given or issued to the Tenant by any local or public authority within seven days of receipt and if so required by the Landlord to produce it to the Landlord and without delay to take all necessary steps to comply with the notice, direction or order and at the request and cost of the Landlord to make or join with the Landlord in making such objection or representation against or in respect of any notice, direction or proposal as the Landlord shall reasonably require.

         5.21.    KEYHOLDERS

                  To ensure that at all times the Landlord has and the local Police force has written notice of the name, home address and home telephone number of at least two keyholders of the Premises.

         5.22.    SALE OF REVERSION, ETC.

                  To permit upon reasonable notice at any time during the Term prospective purchasers of or agents instructed in connection with the sale of the Landlord's reversion or of any other interest superior to the Term to view the Premises without interruption by prior appointment provided they are authorized in writing by the Landlord or its Agents.

         5.23.    DEFECTIVE PREMISES

                  To give notice to the Landlord of any defect in the Premises which might give rise to an obligation on the Landlord to do or refrain from doing any act or thing in order to comply with the provisions of this Lease or the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 or otherwise and at all times to display and maintain all notice which the Landlord may from time to time reasonably require to be displayed at the Premises.

         5.24.    NEW GUARANTOR

                  Within fourteen days of the death during the Term of any Guarantor or of such person becoming bankrupt or having a receiving order made against him or having a receiver appointed under the Mental Health Act 1983 or being a company passing a resolution to wind up or entering into liquidation or having a receiver appointed to give notice of this to the Landlord and if so required by the Landlord at the expense of the Tenant within twenty-eight days to procure some other person reasonably acceptable to the Landlord to execute a guarantee in respect of the Tenant's obligations contained in this Lease in the form of the Guarantor's covenants contained in this Lease.

         5.25.    THE LANDLORD'S RIGHTS

                  To permit the Landlord at all times during the Term to exercise without interruption or interference any of the rights granted to it by virtue of the provisions of the Lease

         5.26.    THE INDUSTRIAL COVENANTS

                  To pay the fees and disbursements of the Landlord's Solicitors in relation to the negotiation, preparation, execution and grant in respect of the agreement for this Lease and the Lease and the stamp duty on the counterpart.

         5.27.    LANDLORD'S COSTS ON GRANT OF LEASE

                  To pay the fees and disbursements of the Landlord's Solicitors in relation to the negotiation, preparation, execution and grant in respect of the agreement for this Lease and the Lease and the stamp duty on the counterpart.

         5.28. To observe and perform the obligations imposed upon the Landlord comprised in the matters referred to in the Fifth Schedule to the Lease and to indemnify the Landlord against any costs, claims or proceedings arising from any non-observance or non-performance thereof on the part of the Tenant.

6.       THE LANDLORD'S COVENANTS

         The Landlord covenants with the Tenant:

         6.1. To permit the Tenant peacefully and quietly to hold and enjoy the Premises without any interruption or disturbance from or by the Landlord or any person claiming under or in trust for the Landlord.

         6.2. To repair, maintain and keep reasonably clean the Parking and Turning Area colored blue on the Plan.

         6.3. When called upon to do so to contribute towards the cost of maintenance and repair of the roadway colored brown on the Plan.

         6.4. To repair, maintain and where necessary replace any pipes on the Estate not used exclusively by a single tenant.

7.       INSURANCE

         7.1.     WARRANTY RE CONVICTIONS

                  The Tenant warrants that prior to the execution of the Lease it has disclosed to the Landlord in writing any conviction, judgment or finding of any court or tribunal relating to the Tenant (or any director, other officer or major shareholder of the Tenant) of such a nature as is likely to affect the decision of any insurer or underwriter to grant or to continue insurance of any of the Insured Risks.

         7.2.     LANDLORD TO INSURE

                  The Landlord covenants with the Tenant to insure the Premises in the joint names of the Landlord and the Tenant and such other persons as the Landlord may reasonably require unless such insurance shall be vitiated by any act of the Tenant or by anyone at the Premises expressly or by implication with the Tenant's authority.

         7.3.     DETAILS OF THE INSURANCE

                  Insurance shall be effected:

                  7.3.1. in such insurance office or with such underwriters and through such agency as the Landlord may from time to time decide;

                  7.3.2.   for the following sums*

                           7.3.2.1. such sums as the Landlord shall from time to
                                    time be the full cost of rebuilding and
                                    reinstatement including architects',
                                    surveyors' and other professional fees
                                    payable upon any application for planning permission or other permits or consents that may be required in relation to the rebuilding or reinstatement of the Premises the cost of debris removal, demolition site clearance, any works that may be required by statute and incidental expenses; and

                           7.3.2.2. the loss of three year's Rent payable under
                                    this Lease from time to time (having regard to any review of Rent which may become due under this Lease);

                  7.3.3. against damage or destruction by the Insured Risks or to the extent that such insurance may ordinarily be arranged for properties such as the Premises with an insurer of repute and subject to such excesses or exclusions or limitations as the insurer may require.

         7.4.     PAYMENT OF INSURANCE RENT

                  The Tenant shall pay the Insurance Rent on the day of this Lease for the period from and including the Rent Commencement Date to the day before the next policy renewal date and subsequently the Tenant shall pay the Insurance Rent on demand and if so demanded in advance the policy renewal date.

         7.5.     SUSPENSION OF RENT

                  7.5.1.   If and whenever during the Term:

                           7.5.1.1. the Premises or any part of them are damaged
                                    or destroyed by any of the Insured Risks except one against which insurance may not ordinarily be arranged with an insurer of repute for properties such as the Premises unless the Landlord has in fact insured against that risk so that the Premises or any part of them are unfit for occupation or use; and

                           7.5.1.2. payment of the insurance money is not
                                    refused in whole or in part by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant's authority the provisions of clause 7.5:2 shall have effect.

                  7.5.2. When the circumstances contemplated in clause 7.5:1 arise the Rent or a fair proportion of the Rent according to the nature and the extent of the damage sustained shall cease to be payable until the Premises or the affected part shall have been rebuilt or reinstated so that the Premises or the affected part are fit for occupation or use, the amount of such proportion and the period during which the Rent shall cease to be payable to be determined by the Surveyor acting as an expert and not an arbitrator.

         7.6.     REINSTATEMENT AND TERMINATION IF PREVENTED

                  7.6.1.   If and whenever during the Term:

                           7.6.1.1. the Premises or any part of them are damaged
                                    or destroyed by any of the Insured Risks except one against which insurance may not ordinarily be arranged with an insurer of repute for properties such as the Premises unless the Landlord has in fact insured against that risk; and

                           7.6.1.2. the payment of the insurance money is not
                                    refused in whole or part by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant's authority the Landlord shall use its best endeavors to obtain all planning permissions or other permits and consents that may be required under the Planning Acts or other statutes to enable the Landlord to rebuild and reinstate ("Permissions").

                  7.6.2. Subject to the provisions of clauses 7.6:3 and 7.6:4 the Landlord shall as soon as the Permissions have been obtained or immediately where no Permissions are required apply all money received in respect of such insurance (except sums in respect of loss of Rent) in rebuilding or reinstating the Premises so destroyed or damaged.

                  7.6.3. For the purposes of this clause the expression "Supervening Events" means:

                           7.6.3.1. the Landlord has failed despite using best
                                    endeavors to obtain the Permissions;

                           7.6.3.2. any of the Permissions have been granted
                                    subject to a lawful condition which in all the circumstances it would be impossible to expect the Landlord to comply

                           7.6.3.3. some defect or deficiency in the site upon
                                    which the rebuilding or reinstatement is to take place would mean that the same could only be undertaken at a cost that would be unreasonable in all the circumstances;

                           7.6.3.4. the Landlord is unable to obtain access to
                                    the site for the purposes of rebuilding or reinstating;

                           7.6.3.5. the rebuilding or reinstating is prevented
                                    by war, act of God, government action,
                                    strike lock-out; or

                           7.6.3.6. any other circumstances beyond the control
                                    of the Landlord.

                  7.6.4. The Landlord shall not be liable to rebuild or reinstate the Premises if and for so long as the rebuilding or reinstating is prevented by Supervening Events.

                  7.6.5. If upon the expiry of a period of three years commencing on the date of the damage or destruction the Premises have not been rebuilt or reinstated so as to be fit for the Tenant's occupation and use either party may by notice served at any time within six months of the expiry of such period invoke the provisions of clause 7.6:6.

                  7.6.6.   Upon service of a notice in accordance with clause
                           7.6:5

                           7.6.6.1. the Term will absolutely cease but without
                                    prejudice to any rights or remedies that my have accrued to either party against the other including (with prejudice to the generality of the above) any right that the Tenant may have against the Landlord for breach of the Landlord's covenants set out in clauses 7.6:1 and 7.6:2;

                           7.6.6.2. all money received in respect of the
                                    insurance effected by the Landlord pursuant to this clause shall belong to the Landlord.

         7.7.     TENANT'S INSURANCE COVENANTS

                  The Tenant covenants with the Landlord

                  7.7.1. to comply with all the requirements and recommendations of the insurers communicated in writing to the Tenant;

                  7.7.2. not to do or omit anything that could cause any policy of insurance on or in relation to the Premises to become void or voidable wholly or in part nor (unless the Tenant shall have previously notified the Landlord and have agreed to pay the increased premium) anything by which additional insurance premiums may become payable;

                  7.7.3. to keep the premiums supplied with such fire fighting equipment as the insurers and the fire authority and/or the Landlord acting reasonably may require and to maintain such equipment to their satisfaction and efficient working order and at least once in every six months to cause any sprinkler system and other fire fighting equipment to be inspected by a competent person;

                  7.7.4. not to store or bring on the Premises any article, substance or liquid of a specially combustible, inflammable or explosive nature and to comply with the reasonable requirements and recommendations of the fire authority and the requirements of the Landlord as to fire precautions relating to the Premises;

                  7.7.5. not to obstruct the access of any fire equipment or the means of escape from the Premises nor to lock any fire door while the Premises are occupied;

                  7.7.6. to give notice to the Landlord immediately upon the happening of any event which may affect any insurance policy on or relating to the Use Premises or upon the happening of any event against which the Landlord may have insured under this Lease;

                  7.7.7. immediately to inform the Landlord in writing of any conviction, judgment or finding of any court or tribunal relating to the Tenant or any director, other officer or major shareholder of the Tenant) of the Tenant) of such a nature as is likely to affect the decision of any insurer or underwriter to grant or continue any such insurance;

                  7.7.8. if at any time the Tenant shall be entitled to the benefit of any insurance on the Premises (which is not effected or maintained in pursuance of any obligation contained in this Lease) to apply all money received by virtue of such insurance in making good the loss or damage in respect of which such money shall have been received;

                  7.7.9. if and whenever during the Term the Premises or any part of them are damaged or destroyed by an Insured Risk and the insurance money under the policy of insurance effected by the Landlord pursuant to the obligations contained in this Lease is by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant's authority and under the Tenant's control wholly or partially irrecoverable immediately in every such case (at the option of the Landlord) either:

                           7.7.9.1. to rebuild and reinstate at its own expense
                                    the Premises or the part destroyed or
                                    damaged to the reasonable satisfaction and under the supervision of the Surveyor the Tenant being allowed towards the expense of so doing upon such rebuilding and reinstatement being completed the amount (if any) actually received in respect of such destruction or damage under any such insurance policy; or

                           7.7.9.2. to pay to the Landlord on demand with
                                    interest the amount of such insurance money so irrecoverable in which event the provisions of clauses 7.5 and 7.6 shall apply.

8.       THE GUARANTOR'S COVENANTS

         In this clause 8 the expression "the Tenant" shall mean either or both of the companies named in clause 1.1:2 though not their successors in title and "the Term" shall mean the period during which this Lease is vested in the Tenant as so defined.

         The Guarantor covenants with the person named in clause 1.1:1 and without the need for any express assignment with all its successors in title that:

         8.1.     TO PAY, OBSERVE AND PERFORM

                  During the Term the Tenant shall punctually pay the rents and observe and perform the covenants and other terms of this Lease and if at any time during the Term the Tenant shall make any default in payment of the rents or in observing or performing any of the covenants or the terms of this Lease the Guarantor will pay the rents and observe or perform the covenants or terms in respect of which the Tenant shall be in default and make good to the Landlord on demand and indemnify the Landlord against all losses, damages, costs and expenses arising or incurred by the Landlord as a result of such non-payment non-performance or non-observance notwithstanding:

                  8.1.1. any time or indulgence granted by the Landlord to the Tenant or any neglect or forbearance of the Landlord enforcing the payment of the rents or the observance or performance of the covenants or other terms of this Lease or any refusal by the Landlord to accept rents tendered by or behalf of the Tenant at a time when the Landlord was entitled (or would after the service of a notice under the Law of Property Act 1925 Section 146 have been entitled) to re-enter the Premises.

                  8.1.2. that the terms of this Lease may have been varied by agreement between the parties;

                  8.1.3. that the Tenant shall have surrendered part of the Premises in which event the liability of the Guarantor under this Lease shall continue in respect of the part of the Premises not so surrendered after making any necessary apportionments under the Law of Property Act 1925 Section 140.

         8.2.     TO TAKE LEASE FOLLOWING DISCLAIMER

                  If at any time during the Term the Tenant (being an individual) shall become bankrupt or (being a company) shall enter into liquidation and the trustee in bankruptcy or liquidator shall disclaim this Lease the Guarantor shall if the Landlord shall by notice within sixty days after such disclaimer so require take from the Landlord a lease of the Premises for the residue of the Contractual Term which would have remained had there been no disclaimer at the rent then being paid under this Lease and subject to the same covenants and terms as in this Lease (except that the Guarantor shall not be required to procure that any other person is made a party to that lease as Guarantor) such new lease to take effect from the date of such disclaimer and in such case the Guarantor shall pay the costs of such new lease and execute and deliver to the Landlord a counterpart of it.

         8.3.     TO MAKE PAYMENTS FOLLOWING DISCLAIMER

                  If this Lease shall be disclaimed and for any reason the Landlord does not require the Guarantor to accept a new lease of the Premises in accordance with clause 8.2 the Guarantor shall pay to the Landlord on demand an amount equal to the rents for the period commencing with the date of such disclaimer and ending on whichever is the earlier of the following dates:

                  8.3.1.   the date six months after such disclaimer and

                  8.3.2.   the date (if any) upon which the Premises are relet.

9.       PROVISOS

         9.1.     RE-ENTRY

                  If and whenever during the Term:

                  9.1.1. the rents (or any of them or any part of them) under this Lease are outstanding for fourteen days after becoming due whether formally demanded or not or

                  9.1.2. there is a breach by the Tenant or the Guarantor of any covenant or other term of this Lease or any document supplemental to this Lease or

                  9.1.3.   an individual Tenant becomes bankrupt or

                  9.1.4.   a company Tenant or the Guarantor.

                           9.1.4.1. enters into liquidation whether compulsory
                                    or voluntary (but not if the liquidation is for amalgamation or reconstruction of a solvent company) or

                           9.1.4.2. has a receiver appointed or

                  9.1.5. the Tenant enters into an arrangement for the benefit of its creditors or

                  9.1.6. the Tenant has any distress or execution levied on its goods the Landlord may re-enter the Premises (or any part of them in the name of the whole) at any time (and even if any previous right of re-entry has been waived) and then the Term will absolutely cease but without prejudice to any rights or remedies which may have accrued to the Landlord against the Tenant or the Guarantor in respect of any breach of covenant or other term of this Lease (including the breach in respect of which the re-entry is made).

         9.2.     EXCLUSION OF USE WARRANTY

                  Nothing in this Lease or in any consent granted by the Landlord under this Lease shall imply or warrant that the Premises may lawfully be used under the Planning Acts for the purpose authorized in this Lease (or any purpose subsequently authorized).

         9.3.     ENTIRE UNDERSTANDING

                  This Lease embodies the entire understanding of the parties relating to the Premises and to all matters dealt with by any of the provisions of this Lease.

         9.4.     REPRESENTATIONS

                  The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or behalf of the Landlord except any such statement or representation that is expressly set out in this Lease.

         9.5.     LICENSES UNDER HAND

                  In the event of the Landlord at any time becoming a limited company or other corporation all licenses, consents, approvals and notices required to be given by the Landlord shall be sufficiently given if given under the hand of a director, the secretary or other duly authorized officer of the Landlord or the Surveyor on behalf of the Landlord.

         9.6.     RIGHTS, EASEMENTS, ETC.

                  The operation of the Law of Property Act 1925 Section 62 shall be excluded form this Lease and the only rights granted to the Tenant are those expressly set out in this Lease and the Tenant shall not by virtue of this Lease be deemed to have acquired or be entitled to and the Tenant shall not during the Term acquire or become entitled by any means whatever to any easement from or over or affecting any adjoining property.

         9.7.     COVENANTS RELATING TO ADJOINING PROPERTY

                  Nothing contained in or implied by this Lease shall give the Tenant the benefit of or the right to enforce or to prevent the release or modification of any covenant, agreement or condition entered into by any tenant of the Landlord in respect of any adjoining property.

         9.8.     DISPUTES WITH ADJOINING OCCUPIERS

                  If any dispute arises between the Tenant and the tenants or occupiers of any adjoining property as to any easement, right or privilege in connection with the use of the Premises and any of the Adjoining Property or as to any boundary structures separating the Premises from the Adjoining Property it shall be decided by the Surveyor acting as an expert and not as an arbitrator.

         9.9.     EFFECT OF WAIVER

                  Each of the Tenant's covenants shall remain in full force both at law and in equity notwithstanding that the Landlord shall have waived or released temporarily any such covenant or waived or released temporarily or permanently revocably or irrevocably any similar covenant or covenants affecting any other Adjoining Property.

         9.10.    PERPETUITY PERIOD

                  The perpetuity period applicable to this Lease shall be eighty years from the commencement of the Contractual Term and whenever in this Lease either party is granted a future interest there shall be deemed to be included in respect of every such grant a provision requiring that future interest to vest within the stated period and for it to be void for remoteness if it shall not have so vested.

         9.11.    PARTY WALLS

                  Any walls that divided the Building from Other Buildings shall be deemed to be party walls within the meaning of the Law of Property Act 1925 Section 38 and shall be maintained at the equal shared expense of the Tenant and the other respective estate owners.

         9.12.    TENANT'S PROPERTY

                  If after the Tenant has vacated the Premises on the expiry of the Term any property of the Tenant remains in or on the Premises and the Tenant fails to remove it within seven days after being requested in writing by the Landlord to do so or if after using their best endeavors the Landlord is unable to make such a request to the Tenant within fourteen days from the first attempt so made by the Landlord:

                  9.12.1. the Landlord may as the Agent of the Tenant sell such property and the Tenant will indemnify the Landlord against any liability incurred by them to any third party whose property shall have been left in the Premises upon the Lessees vacating and sold by the Landlord in the mistaken belief held in good faith (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant;

                  9.12.2. if the Landlord having made reasonable efforts is unable to locate the Tenant the Landlord shall be entitled to retain such proceeds of sale absolutely unless the Tenant shall claim them within three months of the date upon which the Tenant vacated the Premises; and

                  9.12.3. the Tenant shall indemnify the Landlord against any damages occasioned to the Premises and any actions, claims, proceedings, costs, expenses and demands made against the Landlord caused by or related to the presence of the property in or on the Premises.

         9.13.    COMPENSATION ON VACATING

                  Any statutory right of the Tenant to claim compensation from the Landlord on vacating the Premises shall be excluded to the extent that the Law allows.

         9.14.    SERVICE OF NOTICES

                  The provisions of the Law of Property Act 1925 Section 196 as amended by the Recorded Delivery Service Act 1962 shall apply to the giving and service of all notices and documents under or in connection with this Lease except that Section 196 shall be deemed to be amended as follows:

                  9.14.1. the final words of Section 196(4) "...and that service...be delivered" shall be deleted and there shall be substituted "...and that service shall be deemed to be made on the third Working Day after the registered letter as been posted." "Working Day" meaning any day from Monday to Friday (inclusive) other than Christmas Day, Good Friday and any statutory bank or public holiday;

                  9.14.2. any notice or document shall be sufficiently served on a party if served on solicitors who have acted for that party in relation to this Lease or the Premises at any time within the year preceding the service of the notice or document;

                  9.14.3. any notice or document shall be sufficiently served if sent by telex (telephonic facsimile transmission or any other means of electronic transmission) to the party to be served (or its solicitors where clause 9.14.2 applies) and that service shall be deemed to be made on the day of transmission if transmitted before 4:00 p.m. on a Working Day but otherwise on the next following Working Day (as defined above) and in this clause "party" includes the Guarantor.

         IN WITNESS of which this deed has been executed the day and the year first above written.


                                 FIRST SCHEDULE

                                 RIGHTS GRANTED

1.       RIGHTS OF WAY

         The right for the Tenant and all persons expressly or by implication authorized by it (in common with the Landlord and all other persons having a like right) to pass and repass to and from the Premises at all times with or without vehicles for all purposes connected with the use and enjoyment of the Premises (but not otherwise) over and along the road colored brown on the Plan and over the Parking and Turning Area colored blue on the Plan.

2.       RIGHT TO PARK

         The exclusive right for the Tenant and all persons expressly or by implication authorized by the Tenant to park cars and vans on ten (10) of the parking bays to be allocated by the Landlord.

3.       EMERGENCY EXIT FROM PREMISES

         The right to use the fire doors situated at the rear of the Premises as emergency escape routes from the Premises only when such use is necessitated by fire or other disaster.

4.       PIPES

         The right to the free passage and running (subject to temporary interruption for repair alteration or replacement) of water, sewage, electricity, telephone and other services or supplies to and from the Premises in and through the Pipes in, on, under or over the Adjoining Property that now serve the Premises (in common with the Landlord and all other persons having a like right).

5.       ACCESS TO ADJOINING PROPERTY

         The right at reasonable times and upon reasonable notice, except in the case of emergency, to enter upon the Adjoining Property, to carry out any redecoration or repairs to the Premises or the Building erected thereon or to any of the Pipes which serve the Premises, in exercising such right the Tenant shall cause no damage to the Adjoining Property or in the event of causing damage make good any damage caused and shall not disrupt or interfere with the work of the Landlord, their servants, agents or other Tenants and shall pay to the Landlord or the Landlord's other tenants such sum by way of compensation for any such disruption damage or interference as shall be reasonably claimed by the Landlord or their tenants as shall be calculated by the Surveyor acting as an expert and not an arbitrator.


                               THE SECOND SCHEDULE

                                 RIGHTS RESERVED

1.       USE OF PIPES

         The right to the free and uninterrupted passage and running of water, sewage, gas, electricity, telephone and other services or supplies from and to the Adjoining Property in and through the Pipes which now or may be during the Term in, on, under or over the Premises.

2.       RIGHT TO CONSTRUCT PIPES

         The right to construct and to maintain in, on, under or over the Premises, at any time during the Term, any Pipes for the provision of services or supplies to the Adjoining Property or to any other property with the consent of the Landlord.

3.       ACCESS

         3.1. The right at any time during the Term to enter (or in the case of emergency to break into and enter) the Premises:

                  3.1.1. to inspect the condition and state and repair of the Premises;

                  3.1.2. to inspect, cleanse, connect, to remove, replace with others, alter or execute any works whatever to or in connection with the Pipes, easements, services or supplies referred to in paragraphs 1 and 2 of this Schedule;

                  3.1.3. to carry out work of any kind to the Adjoining Property or the other buildings which cannot conveniently be carried out without access to the Premises;

                  3.1.4. to take schedules or inventories of fixtures and other items to be yielded up on the expiry of the Term; and

                  3.1.5. to exercise any of the rights granted to the Landlord elsewhere in this Lease provided that the Lessor or the person exercising this right shall cause as little damage and inconvenience as necessary.

         3.2. The right with the Surveyor and the third party determining the Rent in default of agreement between the parties under any provisions for rent review contained in this Lease to enter and inspect and measure the Premises for all purposes connected with any pending or intended step under the 1954 Act or the implementation of the provisions for rent review.

         3.3. The right of the Landlord to remove any vehicle parked on the parking bays allocated and numbered on the Plan 55 or 57 in the event that such parking causes obstruction to the Landlord or any other tenant of the Adjoining Property or their servants or agents or visitors in order to give the Landlord or their tenants of the Adjoining Property access to and egress from the Estate. Such right shall only be exercised by the Landlord in the event that the Landlord's request for the removal of the obstructing vehicle is not complied with by the Tenant.

4.       LIGHT

         Full right and liberty at any time after the date of this Lease:

         4.1.     to alter, raise the height of or rebuild any of the Other
                  Buildings;

         4.2. to erect any new building of any height on the Adjoining Property in such manner as they shall think fit notwithstanding the fact that the same may obstruct, affect or interfere with the amenity of or the access to the Premises or the passage of light and air to the Premises.


                               THE THIRD SCHEDULE

                              RENT AND RENT REVIEW

1.       DEFINITIONS

         1.1. The terms defined in this paragraph shall for all purposes of this Schedule have the meaning specified.

         1.2. "Review Period" means the period between any Review Date and the day prior to the next Review Date (inclusive) or between the last Review Date and the expiry of the Term (inclusive).

         1.3. "the Assumptions" means the following assumptions at the relevant Review Date.

                  1.3.1. that no work has been carried out on the Premises by the Tenant or their predecessors in title during the Term which has diminished the rental value of the Premises;

                  1.3.2. that if the Premises have been destroyed or damaged they have been fully restored;

                  1.3.3. that the covenants contained in this Lease on the part of the Landlord and the Tenant have been fully performed and observed;

                  1.3.4. that the Premises are available to let by a willing landlord to a willing tenant by one lease without a premium being paid by either party and with vacant possession;

                  1.3.5. that the Premises are ready for and fitted out and equipped for immediate occupation and use for the purpose or purposes required by the willing tenant referred to in paragraph 1.3.4 and that all the services required for such occupation and use are connected to the Premises;

                  1.3.6. that the lease referred to in paragraph 1.3.4 contains the same terms as this Lease except the amount of the Initial Rent and any rent free period allowed to the Tenant for fitting out the Premises for its occupation and use at the commencement of the Term but including the provisions for rent review on the Review Dates and at similar intervals after the last Review Date and except as set out in paragraph 1.3.7;

                  1.3.7.   that the term of the lease referred to in paragraph
                           1.3.4 is equal in length to the Contractual Term remaining unexpired at the relevant Review Date or a period of three years whichever is the greater and that such term begins on the relevant Review Date and the rent shall commence to be payable from that date and that the years during which the tenant covenants to decorate the Premises are at similar intervals after the beginning of the term of such lease as those specified in this Lease;

                  1.3.8. that the lease referred to in paragraph 1.3.4 will be renewed at the expiry of its term under the provisions of the 1954 Act.

         1.4.     "the Disregarded Matters" means:

                  1.4.1. any effect on rent of the fact that the Tenant or its predecessors in title have been in occupation of the Premises;

                  1.4.2. any goodwill attached to the Premises by reason of the carrying on at the Premises of the business of the Tenant or its predecessors in title in their respective businesses;

                  1.4.3. any increase in rental value of the Premises attributable to the existence at the relevant Review Date of any improvement to the Premises carried out with consent where required otherwise than in pursuance of an obligation to the Landlord either:

                           1.4.3.1. by the Tenant during the Term or during any
                                    period of occupation prior to the Term
                                    arising out of an agreement to grant; or

                           1.4.3.2. by any Tenant of the Premises before the
                                    commencement of the Term so long as the
                                    Landlord have not since the improvement was carried out had vacant possession of the relevant part of the Premises.

         1.5. "the President" means the President for the time being of the Royal Institution of Chartered Surveyors the duly appointed deputy of the President or any persons authorized by the President to make appointments on his behalf.

         1.6. "the Arbitrator" means a person appointed by agreement between the parties or in absence of agreement within fourteen days of one party giving notice to the other of nomination or nominations nominated by the President on the application of either party made not earlier than six months before the relevant Review Date or at any time afterwards.

2.       ASCERTAINING THE RENT

         2.1.     The Rent shall be:

         2.1.1.   until the first Review Date the Initial Rent; and

         2.1.2. during each successive Review Period a rent equal to the greater of:

                  2.1.2.1. the Rent payable immediately prior to the relevant
                           Review Date, or if payment of Rent has been suspended pursuant to the proviso to that effect contained in this Lease the Rent which would have been payable had there been no such suspension; or

                  2.1.2.2. such Rent as may be ascertained in accordance with this Schedule.

         2.2. Such revised Rent for any Review Period may be agreed in writing at any time between the parties or (in the absence of agreement) will be determined by the Arbitrator.

         2.3. The revised Rent to be determined by the Arbitrator shall be such as he shall decide to be the rent at which the Premises might reasonably be expected to be let on the open market at the relevant Review Date making the Assumptions but disregarding the Disregarded Matters.

         2.4. The arbitration shall be conducted in accordance with the Arbitration Act 1996 except that if the Arbitrator nominated pursuant to paragraph 1.6 shall die or decline to act the President may on the application of either party discharge the Arbitrator and appoint another in his place.

         2.5. Whenever the Rent shall have been ascertained in accordance with this Schedule memoranda to this effect shall be signed by or on behalf of the parties and annexed to this Lease and its counterpart and the parties shall bear their own costs in this respect.

3.       ARRANGEMENTS PENDING ASCERTAINMENT OF REVISED RENT

         3.1. If the revised Rent payable during any Review Period has not been ascertained by the relevant Review Date Rent shall continue to be payable at the rate previously payable such payments being on account of the Rent for that Review Period.

         3.2. If one party shall upon publication of the Arbitrator's award pay all the Arbitrator's fees and expenses such parties shall be entitled to recover (in default of payment within twenty-one days of a demand to that effect in the case of the Landlord as Rent in arrears or in the case of the Tenant by deduction from that Rent) such proportion of them (if any) as the Arbitrator shall award against the other party.

4.       PAYMENT OF REVISED RENT

         4.1. If the revised Rent shall be ascertained on or before the relevant Review Date and that date is not a quarter day the Tenant shall on that Review Date pay to the Landlord the amount by which one quarter's Rent at the rate payable on the immediately preceding quarter day is less than one quarter's Rent at the rate of the revised Rent apportioned on a daily basis for that part of the quarter during which the revised Rent is payable.

         4.2. If the revised Rent payable during any Review Period has not been ascertained by the relevant Review Date then immediately after the date when the same has been agreed between the parties or the date upon which the Arbitrator's award shall be received by one party the Tenant shall pay to the Landlord:

                  4.2.1. any shortfall between the Rent which would have been paid on the Review Date and on any subsequent quarter days had the revised Rent been ascertained on or before the relevant Review Date and the payments made by the Tenant on account; and

                  4.2.2. interest at the base lending rate of the bank referred to in or nominated pursuant to clause 1.8 prevailing on the day upon which the shortfall is paid in respect of each installment of Rent due on or after the Review Date on the amount by which the installment of revised Rent which would have been paid on the relevant Review Date or such quarter day exceeds the amount paid on account and such interest shall be payable for that period from the date upon which the installment was due up to the date of payment of the shortfall.


                               THE FOURTH SCHEDULE

                            THE INDUSTRIAL COVENANTS

1.       ROADS AND PIPES

         1.1. To pay the Landlord on demand one quarter of any sums that may be incurred by the Landlord in or incidentally to the performance of their obligation under clauses 6.2, 6.3 or 6.4 herein or maintaining and keeping in good and substantial repair and condition.

                  1.1.1. the Pipes in, on, under or over the Adjoining Property that serve the Premises.

         1.2. Not to permit any vehicles belonging to the Tenant or any other person calling on the Premises expressly or by implication with the authority of the Tenant to stand or park on the road colored brown on the Plan or on the pavement and to use its best endeavors to ensure that such persons shall not permit any vehicle to stand on any such road or pavement.

2.      USER

         2.1. To use the Premises for the permitted user approved by the Landlord.

         2.2. Not to cease carrying on business in the Premises or leave the Premises unoccupied for more than one month without:

                  2.2.1.   notifying the Landlord; and

                  2.2.2. providing such caretaking or security arrangements as the Landlord shall require and the insurers shall require in order to protect the Premises from vandalism, theft, damage or unlawful occupation.

3.       SMOKE ABATEMENT

         3.1. To ensure that every furnace, boiler or heater at the Premises (whether using solid, liquid or gaseous fuel) is constructed and used so as substantially to consume or burn the smoke arising from it.

         3.2. Not to cause or permit any grit or noxious or offensive effluvia to be emitted from any engine, furnace, chimney or other apparatus on the Premises without using means for preventing or counteracting such emission.

         3.3. To comply with the provisions of the Clean Air Acts 1956 and 1968 and the Control of Pollution Act 1974 and with the requirements of any notice of the Local Authority served under them.

4.      POLLUTION

         Not to permit to be discharged into any Pipes serving the Premises:

         4.1. any oil or grease or any deleterious objectionable dangerous, poisonous or explosive matter or substance and to take all measures to ensure that any effluent discharged into the Pipes will not be corrosive or otherwise harmful to the Pipes or cause obstruction or deposit in them; or

         4.2. any fluid of a poisonous or noxious nature or of a kind likely to or that does in fact destroy, sicken or injure the fish or contaminate or pollute the water of any stream or river.

5.      ROOF AND FLOOR WEIGHTING

         5.1. Not to bring or permit to remain upon the Building any safes, machinery, goods or other articles which shall or may strain or damage the Building or any part of it.

         5.2. Not without the consent of the Landlord to suspend any weight from the portal frames, stanchions or roof purlins of the Building or use the same for the storage of goods or place any weight on them.

         5.3. Not to place any storage or loading on the first floor of the Building which will exceed 250 kilograms per square meter.

         5.4. On any application by the Tenant for the Landlord's consent under paragraph 5.2 the Landlord shall be entitled to consult and obtain the advice of an engineer or other person in relation to the roof or floor loading proposed by the Tenant and the Tenant shall repay to the Landlord on demand the reasonable fee of such engineer or other person.

6.      MACHINERY

         6.1. To keep all plan apparatus and machinery (including any boilers and furnaces) upon the Premises properly maintained and in good working order and for that purpose to employ reputable contractors for the regular periodic inspection and maintenance of them;

         6.2. To renew all working and other parts as and when necessary or when recommended by such contractors;

         6.3. To ensure by directions to the Tenant's staff as and otherwise that such plant apparatus and machinery are properly operated; and

         6.4.     To avoid damage to the Premises by vibration or otherwise.

7.       SIGNS

         At all times to display and maintain a suitable sign showing the Tenant's trading name and business of a size and kind first approved by the Landlord and if necessary for which planning approval has been granted by the Local Authority on a point on the Premises to be approved in writing by the Landlord.

8.       REGULATIONS

         To comply with all reasonable regulations made by the Landlord from time to time for the management of the Estate and notified to the Tenant in writing provided that nothing in the regulations shall purport to amend the terms of this Lease and in the event of any inconsistency between the terms of this Lease and the regulations the terms of this Lease shall prevail.


                               THE FIFTH SCHEDULE

            PARTICULARS OF MATTERS TO WHICH THE PREMISES ARE SUBJECT


         The matters referred to in the Property and Charges Registers of Title Number WT.67966



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


                               THE SIXTH SCHEDULE

                     TERMS OF AUTHORIZED GUARANTEE AGREEMENT
                    REFERRED TO IN CLAUSE 5.9.5 OF THE LEASE

1.       DEFINITIONS

         For the purpose of this Schedule the following terms have the following meanings:

         1.1. Guaranteeing Tenant. A tenant or assignee who is assigning this Lease lawfully with the Landlord's consent under the terms of this Lease.

         1.2. Guaranteed Assignee. The immediate successor in title of the Guaranteeing Tenant.

2.       GUARANTEE

         During the period when the Lease is vested in the Guaranteed Assignee in accordance with the conditions set out in clause 5.9 the Guaranteeing Tenant shall guarantee the performance of the covenants of this Lease including the obligation to pay rent and other payments lawfully due.

3.       EXTENT OF GUARANTEE

         If the Guaranteed Assignee shall make default in payment of rents or in observing or performing the terms of this Lease the Guaranteeing Tenant will pay such rents and observe such terms in respect of which the Guaranteed Assignee shall be in default and will make good to the Landlord on demand and fully indemnify the Landlord against all losses, damages, performance or non-observance notwithstanding:

         3.1. any time or indulgence granted by the Landlord or any neglect or forbearance of the Landlord in enforcing the payments of rents or the observance or performance of the terms of this Lease;

         3.2. that the terms of this Lease may have been varied in manner permitted by the 1995 Act;

         3.3. that the tenant or assignee for the time being shall have surrendered any part of the Premises in which event the liability of the Guaranteeing Tenant under this Lease shall continue in respect of the part of the Premises not so surrendered after making any statutory apportionments;

         3.4. any other act or thing by which but for these provisions the Guaranteeing Tenant would have been released.



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

4.       TO TAKE LEASE FOLLOWING DISCLAIMER

         4.1. If at any time during the period when the Lease is vested in the Guaranteed Assignee such assignee being an individual shall become bankrupt or being a company shall enter into liquidation and the trustee in bankruptcy or liquidator shall disclaim this Lease the Guaranteeing Tenant shall take a Lease of the Premises if the Landlord shall by notice within three months of such disclaimer so require.

         4.2. The Lease shall be for the residue of the Term which would have remained had there been no disclaimer at the rents then paid (subject to review at the same times as provided by this Lease and subject to the same covenants and terms as in this Lease).

         4.3. The Guaranteeing Tenant shall pay the Landlord's reasonable legal costs and surveyors fees of and incidental to the grant of such new lease and execute and deliver to the Landlord a counterpart of it.

5.       NON-LAWFUL ASSIGNMENT

         For the avoidance of doubt it is declared that the provisions of this Schedule shall not apply to an excluded assignment as defined by the 1995 Act or to any underlease of the Premises.


                                [SIGNATURE PAGE]

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